SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): SEPTEMBER 29, 2003
                                                        ------------------


                           DELTA FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                    1-12109                  11-33336165
         --------                    -------                  -----------
(State or other jurisdiction (Commission File Number) (IRS Employer ID Number) of incorporation)



    1000 WOODBURY ROAD, SUITE 200, WOODBURY, NEW YORK         11797-9003
    -------------------------------------------------         ----------
        (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (516) 364-8500
                                                           --------------



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

      On September 29, 2003, Delta Financial Corporation issued a press release announcing that it plans to redeem at par all of its outstanding 9.5% Senior Notes due 2004 on October 30, 2003. The senior notes were issued pursuant to indentures dated July 23, 1997 and December 21, 2000, each as amended and supplemented to date. The aggregate redemption price, including principal and accrued interest, is expected to be approximately $11 million. A notice of redemption will be mailed by each of the trustees to the registered holders of the notes. After redeeming the notes, Delta will not have any unsecured long-term debt on its balance sheet and the warrants that were issued in connection with the notes issued under the December 21, 2000 indenture which remain unexercised after the completion of the planned redemption, will expire pursuant to their terms. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

      The information set forth in this report and the exhibit hereto shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.









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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     DELTA FINANCIAL CORPORATION

                                     By: /S/ MARC E. MILLER
                                     Name: Marc E. Miller
                                     Title: Senior Vice President and Secretary



Dated: September 29, 2003









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